EXHIBIT 5

                  EMPLOYMENT AGREEMENT DATED DECEMBER 21, 1992
                             WITH KEVIN L. CORNWELL


                                    AGREEMENT

     THIS AGREEMENT is made and entered into this 21st day of December 1992, by and between UTAH MEDICAL PRODUCTS, I INC., a Utah corporation (the "Company"), and KEVIN L . CORNWELL ("Cornwell").



                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company is involved in the manufacture and marketing of disposable medical products;

     WHEREAS, Cornwell has substantial expertise in the management of companies in businesses that complement the Company's business; and

     WHEREAS, the Company desires to employ Cornwell as its President and Chief Executive Officer and Cornwell desires to accept such employment;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and in further consideration of the services to be performed by Cornwell, the parties hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

     In addition to words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings:

     1.1 "Cause" shall mean (i) the commission of a crime involving moral turpitude; (ii) the commission of a material act of fraud or dishonesty; (iii) the commission of any material act intentionally against the interests of the Company or any of its affiliates, including, but not limited to, the improper disclosure of confidential or insider information; (iv) a material violation of any Company policy regarding the ownership and/or trading of the Company's common stock; or (v) Cornwell's failure to cure a material breach of his duties as President and Chief Executive Officer of the Company within thirty (30) days of written notice of such material breach by the Company's Board of Directors.

     1.2 "Change of Control" shall be deemed to have occurred if (i) the Company shall be merged or consolidated into another corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed prior to such merger or consolidation, (ii) the Company shall sell, lease, exchange or otherwise transfer (in one transaction or a series of transactions) all or substantially all of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company, (iii) a person, within the meaning of Section 3(a)(9) or Section 13(d)(9) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the "Act") shall become the beneficial owner (within the meaning of Rule 13d-3 of the Act as in effect on the date hereof) of fifty percent (50%) or more of the outstanding voting



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securities of the Company, or (iv) if as a result of a merger, consolidation, sale of all or substantially all the Company's assets, or contested election or any combination of the foregoing, the persons who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     1.3 "Commencement Date" shall mean December 31, 1992.

     1.4 "Disability" shall mean the inability of Cornwell, as a result of physical or mental incapacity, to substantially perform his duties with the Company or its affiliates for a period of three (3) consecutive months and the determination of an independent physician selected by the mutual agreement of the parties that Cornwell is unable to engage in any executive employment or occupation for remuneration or profit.

                                   ARTICLE II

                                   EMPLOYMENT

     2.1 Duties of Cornwell. Throughout the term of this Agreement, Cornwell shall be employed as the President and Chief Executive Officer of the Company or such other positions as may be specified by the Company's Board of Directors. As President and Chief Executive Officer, Cornwell shall have the duties and responsibilities customarily associated with such position. He shall report directly to the Board of Directors and shall serve at their pleasure.



                                   ARTICLE III

                             TERM AND TERMINATION

     3.1 Term. Unless terminated early pursuant to Section 3.2 hereof, this Agreement shall have a term of one (1) year, commencing on the Commencement Date.

     3.2 Events of Termination. This Agreement shall terminate upon the occurrence of any one of the following events:

         (a)    Expiration of the term hereof;

         (b)    Cornwell's death or Disability;

         (c)    The termination of Cornwell's employment for Cause;

         (d)    Cornwell's voluntary termination of his employment;

         (e) Termination of Cornwell's employment as a result of the Change of Control;

         (f)    Other termination of Cornwell's employment by the Company;

         (g)    The mutual agreement of Cornwell and the Company.



     3.3 Expiration of Term. In the event of termination of this Agreement pursuant to Section 3.2(a) hereof and if Cornwell does not continue as President and Chief Executive Officer on an "at will" basis or pursuant to the terms of another agreement, Cornwell shall be entitled to all accrued but unpaid compensation owed by the Company pursuant to Sections 4.1, 4.3, 4.6 and 4.7 hereof through the date his employment terminates. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment. If Cornwell is terminated at the expiration of the term hereof or at any time thereafter other than pursuant to Sections 3.2(b), 3.2(c) or 3.2(d), Cornwell shall also be entitled to the severance


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payment due Cornwell pursuant to Section 4.2. The provisions of the foregoing sentence shall survive termination of this Agreement by reason of the expiration of the term hereof.

     3.4 Death or Disabi1ity. In the event of termination of this Agreement pursuant to Section 3.2(b) hereof, Cornwell or his estate shall be entitled to all accrued but unpaid compensation owed by the Company pursuant to Sections 4.1, 4.3, 4.6, and 4.7 hereof through the date his employment terminates. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.5 Termination for Cause. If this Agreement is terminated pursuant to
Section 3.2(c) hereof, then Cornwell shall be entitled to all accrued but unpaid compensation owed by the Company pursuant to Sections 4.1 and 4.6 hereof through the date his employment terminates. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.6 Voluntary Termination. If this Agreement is terminated pursuant to
Section 3.2(d) hereof, then Cornwell shall be entitled to receive all accrued but unpaid compensation owed by the Company pursuant to Sections 4.1 and 4.6 hereof through the date his employment terminates. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.7 Termination Upon Change of Control. If this Agreement is terminated pursuant to Section 3.2(e), then Cornwell shall be entitled to receive accrued but unpaid compensation owed to him pursuant to Sections 4.1, 4.3, 4.6, and 4.7 hereof through the date his employment terminates as well as the severance payment due Cornwell pursuant to Section 4.2. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.8 Other Termination. If this Agreement is terminated pursuant to Section 3.2(f) hereof, then Cornwell shall be entitled to receive all accrued but unpaid compensation owed by the Company pursuant to Sections 4.1, 4.2, 4.3, 4.6, and
4.7 hereof through the date his employment terminates. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.9 Mutual Agreement. If this Agreement is terminated pursuant to Section 3.2(g) hereof, then Cornwell shall be entitled to receive all accrued but unpaid compensation owed to him pursuant to Sections 4.1, 4.2, 4.3, 4.6, and 4.7 hereof through the date his employment terminates unless otherwise agreed by the parties. Cornwell shall also be entitled to participate in the employee benefit plans discussed in Section 4.4 hereof to the same extent as any employee may lawfully participate through and after termination of employment.

     3.10 Notice of Termination. Other than for termination pursuant to Sections 3.2(a), 3.2(b), and 3.2(c) both the Company and Cornwell agree that each will give the other at least ninety (90) days written notice prior to terminating this Agreement. In the event of termination pursuant to Section 3.2(a) (or at any time after the expiration of the term hereof) or 3.2(c) if the reason for termination under Section 3.2(c) is that set forth in Section 1.1(v), the Company agrees that it will give Cornwell at least thirty (30) days written notice prior to terminating this agreement or his employment with the Company after expiration of the term hereof.

                                   ARTICLE IV

                                   COMPENSATION

     4.1 Salary. Commencing on the Commencement Date, the Company will pay Cornwell a monthly salary of Twelve Thousand Five Hundred Dollars ($12,500), payable for twelve (12) months.

     4.2 Severance Payment. If Cornwell is terminated at any time during the term of this Agreement or at any time thereafter for any reason other than pursuant to Sections 3.2(b), 3.2(c) or 3.2(d), the Company agrees that it will pay Cornwell a one-time lump sum of One Hundred Fifty Thousand Dollars ($150,000) within thirty (30) days of the date his employment terminates. The provisions of this Section shall survive termination of this Agreement by reason of the expiration of the term hereof.

     4.3 Stock Options. The Company's Board of Directors shall grant Cornwell an option to purchase up to Fifty Thousand (50,000) shares of the Company's common stock pursuant to the terms of the Company's Incentive Stock Option Plan (the "Plan") or such other terms as the Board of Directors may determine at such time as the Board of Directors may do so without breaching their fiduciary duty or breaching any applicable law or regulation. Such option shall be granted at the next meeting of the Company's Board of Directors and in no event later than December 31, 1992. Such option shall be granted and effective as of the Commencement Date and shall be granted at the fair market value of the stock on the Commencement Date as provided in the Plan, shall vest one (1) year from the date of grant, and shall be exercisable for five (5) years from the date of grant. In the event Cornwell's employment shall terminate pursuant to Sections 3.2(e) or 3.2(f) prior to the time that the option granted hereunder shall vest, the Company agrees that it shall pay Cornwell an amount equal to 50,000 multiplied by the difference between the fair market value of a share of the Company's common stock on the date his employment terminates and the exercise price of a share of stock covered by the option. For purposes of this Agreement, the "fair market value" of a share of common stock shall be the closing sales price for a share of common stock as reported by the National Association of Securities Dealers Automated Quotation System.

     4.4 Employee Benefits. Cornwell shall be entitled to all benefits to which executive employees of the Company are entitled under all employee benefit plans, programs or policies of general application in effect as of January 1, 1993 or thereafter adopted by the Company's Board of Directors, including without limitation, hospitalization, disability and life insurance.

     4.5 Vacation. Cornwell shall be entitled to such vacation time as is generally available to the Company's senior executives. There shall be no accrual of unused vacation time and Cornwell shall not be entitled to payment for any unused vacation time upon the termination of his employment with the Company.

     4.6 Moving and Transition Expenses. The Company shall pay Cornwell's reasonable moving expenses for his relocation to Utah. The Company further agrees that it will pay Cornwell's reasonable transition expenses incurred during the first three (3) months of his employment. Such transition expenses may include, but not be limited to, airline fares, hotel bills, food, and rental car expenses reasonably incurred by Cornwell as he travels to and from Utah as required to relocate himself and his family. Such payments shall be made within fifteen (15) business days of Cornwell's tendering of appropriate receipts for any of such expenses.

     4.7 Bonus. Cornwell shall be entitled to receive an annual performance bonus which shall be awarded by the Board of Directors at the end of the 1993 fiscal year. The performance bonus for achieving a twenty-five percent (25%) increase in earnings and having an objective achievement value and planning value of one hundred percent (100%) would be Seventy-Five Thousand Dollars ($75,000), however, this number may vary depending on Cornwell's performance based upon certain factors, including the Company's earnings increase in 1993, planning, and performance against objectives.

     The performance bonus will be determined using the following equation:

         Performance Bonus 1993  =  ABC (4D)*,  where

         A = Planning value assessment expressed as 1.00 to 0.60 represents hundred percent (100%) to sixty percent (60%). The planning value assessment is a measure of value the Board places on Cornwell's plan for the growth and maintenance of the business.

         B = Performance assessments expressed as 1.00 to 0.00 and represents the value the Board places on the completion of five (5) objectives as selected by Cornwell and approved by the Board of Directors from one hundred percent (100%) to zero percent (0%).

         C = The performance bonus for the company achieving its targeted twenty-five percent (25%) increase in earnings. This number in 1993 for Cornwell is Seventy-Five Thousand Dollars ($75,000).

         D = Earnings increase over 1992 from a minimum of ten percent (10%) and a maximum of forty percent (40%) (0.10 to 0.40). No additional bonus will be paid on earnings increase over and above forty percent (40%) and no bonus will be paid to Cornwell for earnings increase of less than ten percent (10%).

         * = This exponent will be 1.475 for earning increases of twenty-five percent (25%) to forty percent (40%) and 1.750 for earning increases from ten percent (10%) to twenty-five percent (25%).



                                    ARTICLE V

                                  TRADE SECRETS

     Cornwell agrees to conduct himself at all times during and after his employment with the Company in a manner consistent with his position with the Company and not to divulge to anyone or use for his personal advantage any trade secrets of the Company or other confidential information pertaining to the business of the Company. It is further agreed that "trade secrets" as used in this Agreement are deemed to include any proprietary or confidential information of whatever nature which gives to the Company an advantage over its competitors who do not have access to such information. It is understood that said "trade secrets" do not include knowledge, skills, or information which is common to Cornwell's profession.



                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Notice. Any notice, communication or payment, permitted or required by this Agreement shall be delivered personally or sent by the U.S. Postal Service, postage prepaid, addressed as follows:

         Company: Utah Medical Products, Inc.
                  7043 South 300 West
                  Midvale, Utah 84087



         Employee:  Kevin Cornwell
                    P.O. Box 7512
                    Menlo Park, CA 94026




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     Either party may at any time change such address by written notice to the other and all notifications shall be deemed to have been received not later than fifteen (15) days after having been deposited with the U.S. Postal Service.

     6.2 Waiver. A waiver by the Company or Cornwell of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     6.3 Governing Law. This Agreement shall be construed and performed in accordance with the laws of the State of Utah.

     6.4 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understandings between Cornwell and the Company on the subject matter hereof. It cannot be modified or changed by any oral or verbal promise or statement by whomsoever made, nor shall any written modification of it be binding unless duly signed by the party against whom the same is sought to be enforced.

     6.5 Partial Invalidity. The invalidity of any part hereof shall not affect the validity and enforceability of any other part hereof. The Agreement shall be construed and enforced as if the invalid part had never been included in the Agreement.

     6.6 Attorneys' Fees. In the event either party retains an attorney to enforce this Agreement, the prevailing party shall be entitled to a reasonable attorneys' fee and court costs.

     6.7 Agreement Confidential. Cornwell and the Company agree to keep the terms and conditions of this Agreement confidential except as may be needed to enforce either party's rights under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

         COMPANY:                        UTAH MEDICAL PRODUCTS, INC.

                                         By_________________________



                                            /s/ Kevin L. Cornwell
                                            -----------------------
                                            Kevin Cornwell


     Agreement approved by a resolution of a majority of the Board of Directors on December 21, 1992 at a meeting of the Board of Directors.



                                              /s/ David D. Chase     12-21-92
                                            ---------------------------------
                                            David D. Chase, Director


                                              /s/ Joel A. Joslin     12-21-92
                                            ---------------------------------
                                            Joel A. Joslin, Director

                                              /s/ Perry L. Lane     12-22-92
                                            ---------------------------------
                                            Perry L. Lane, Director




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                                            ------------------------------------
                                            Christopher A. Cutler, Director


                                            ------------------------------------
                                            Wm. Dean Wallace, Director

                                            /s/ Richard L. Blanck     12-22-92
                                            ------------------------------------
                                            Richard L. Blanck, Director